UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2005

CENUCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-25900	75-2228820

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6421 Congress Avenue
Boca Raton, Florida 33487
(Address of Principal Executive Office) (Zip Code)

(561) 994-4446
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

☐	CFR 240.14d-2 (b)) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

☐	CFR 240.13e-4 (c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

On March 17, 2005, Cenuco, Inc. (the “Company”), a Delaware corporation, announced that it has entered into a Merger Agreement, dated as of March 16, 2005 (the “Merger Agreement”), with Hermes Holding Company, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and Hermes Acquisition Company I LLC, a Delaware limited liability company (“Seller”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Seller (the “Merger”), as a result of which the separate existence of Merger Sub shall cease and Seller shall continue as the surviving company and a wholly-owned subsidiary of the Company.

Seller, through its subsidiaries, Lander Co., Inc. and Lander Co. Canada Limited (collectively, “Lander”), manufactures, markets and distributes value brand (LANDER) health and beauty care products. Lander also produces private label health and beauty care products for certain major retailers. Lander owns and operates a manufacturing and distribution facility in Binghamton, New York, and operates a manufacturing facility in Toronto, Canada. In addition, Lander utilizes distribution facilities in Charlotte, North Carolina and Buena Park, California.

Pursuant to the Merger Agreement, the Company will issue shares (the “Merger Shares”), representing 65% of the shares of the Company’s common stock, $.001 par value per share, to be outstanding after the Merger, to the owners of Seller in exchange for their equity interests in Seller. The Merger Shares were offered to the owners of Seller pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder. The transaction is intended to qualify as a tax-free reorganization for both companies and their respective stockholders and members.

The closing is conditioned on, among other things, (1) the Company stockholders approving the Merger Agreement and the issuance of the Merger Shares, (2) the Company stockholders approving an amendment to the Company’s certificate of incorporation to change the name of the Company to Lander Co., Inc. or another name selected and to increase the Company’s authorized common stock to 100 million shares, (3) the Company obtaining a fairness opinion that the Merger is fair to the Company’s stockholders from a financial point of view and (4) the Company having cash and cash equivalents on hand at closing of approximately $6 million, subject to no liens. Because the number of Merger Shares will exceed 20% of the Company’s current outstanding shares, the Company is required to seek stockholder approval of the issuance of such shares, in accordance with Section 712 of the Listing Standards, Policies and Requirements of the American Stock Exchange.

Steven Bettinger, the Company’s President and Chief Executive Officer, a member of its board of directors and the beneficial owner of 3,817,767 shares of the Company’s common stock (representing approximately 27.8% of the Company’s outstanding shares) has entered into a voting agreement with Seller in which he has agreed to vote his shares in favor of the Merger and related transactions.

The Company will be required to pay Seller a termination fee in the amount of $500,000 if (1) Seller terminates the Merger Agreement due to the Company’s material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement or if Seller determines that any reports filed by the Company with the SEC contain an untrue statement of a material fact or omit a material fact or (2) either party terminates the Merger Agreement due to the failure of the Company’s stockholders to approve the Merger, the issuance of the Merger Shares or the other transactions contemplated by the Merger Agreement. In addition, if the Company terminates the Merger Agreement due to Seller’s material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement, Seller must reimburse the Company for reasonable and necessary fees and expenses incurred in connection with the Merger Agreement.

Upon consummation of the Merger, the Company’s current management team will remain as management of the Wireless Data Products and Technology Division and the following persons will join as the principal members of the Company’s management team: Joseph A Falsetti, currently Chief Executive Officer of Lander and formerly with Unisys, will serve as President and CEO of the Company and Brian Geiger, currently Chief Financial Officer of Lander and formerly with Johnson & Johnson, will serve as Chief Financial Officer of the Company.

Immediately following the Merger, the owners of Seller will own 65% of the outstanding shares of common stock of the Company and the existing stockholders of the Company will own 35% of the outstanding shares.

The above description of the Merger Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Merger Agreement and the transactions contemplated by the Merger Agreement. The above description is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

For the fiscal year ended February 29, 2004 (representing nine months of operations post acquisition by Hermes Acquisition Company I LLC), Lander had net sales in excess of $55.0 million. For the fiscal year ended January February 28, 2005, which numbers are unaudited, Lander had net sales of approximately $70.0 million.

Section 8 – Other Events

Item 8.01. Other Events.

On March 17, 2005, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

2.1	Merger Agreement, dated as of March 16, 2005, by and among Cenuco, Inc., a Delaware corporation (the “Company”), Hermes Holding Company, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Hermes Acquisition Company I LLC, a Delaware limited liability company.

99.1	Press Release, dated March 17, 2005, announcing the execution of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENUCO, INC.
Date: March 17, 2005	By:	/s/ Steven Bettinger
STEVEN BETTINGER
President

Exhibit Index

Exhibit
Number	Exhibit Title or Description
2.1
Merger Agreement, dated as of March 16, 2005, by and among Cenuco, Inc., a Delaware corporation (the “Company”), Hermes Holding Company, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Hermes Acquisition Company I LLC, a Delaware limited liability company.

99.1	Press Release, dated March 17, 2005, announcing the execution of the Merger Agreement.